Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ARIAD ANNOUNCES REDUCTION IN WORKFORCE AS PART OF ONGOING

COMPANY-WIDE STRATEGIC REVIEW

Approximately 25 percent of its Headquarter Positions

to be Impacted

Cambridge, MA, March 29, 2016 — ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that it is reducing approximately 25 percent of its headquarter positions. The reduction includes approximately 90 positions in the U.S. and Europe. No customer-facing positions within ARIAD’s commercial or medical affairs organizations are included in this action.

This reduction in workforce is one of five key areas of ARIAD’s ongoing strategic review. In addition to the decision announced today, the review also includes an evaluation of commercial maximization initiatives, geographical presence, R&D portfolio, and business development opportunities to support the overall strategic direction. ARIAD plans to provide further details on the progress of the strategic review, which is aimed at increasing patient and shareholder value, in the second quarter of 2016.

“The decision to reduce the Company’s workforce has been extremely difficult, but we believe that it is a necessary step to invest in the promising growth potential of both Iclusig® and brigatinib and, ultimately, to further enable our orphan oncology medicines to reach cancer patients in desperate need,” said Paris Panayiotopoulos, president and chief executive officer of ARIAD. “I would like to express my sincere gratitude to the talented employees affected today, and we will do our utmost to ensure everyone is treated with fairness and respect.”

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an orphan oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat orphan cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward-Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, statements regarding: our reduction in headquarters positions, our ongoing strategic review and the expected timing for providing additional details on the progress of this review, and our efforts to invest in the promising growth potential of both Iclusig® and brigatinib and, ultimately, to further enable our orphan oncology medicines to reach cancer patients in desperate need, are forward-looking statements that are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to, our ongoing strategic review, our ability to successfully commercialize and generate profits from sales of Iclusig and our product candidates, if approved; competition from alternative therapies; our ability to meet anticipated clinical trial commencement, enrollment and completion dates and regulatory filing dates for our products and product candidates and to move new development candidates into the clinic; our ability to execute on our key corporate initiatives; regulatory developments and safety issues, including difficulties or delays in obtaining regulatory and pricing and reimbursement approvals to market our products; our reliance on the performance of third-party manufacturers and specialty pharmacies for the supply and distribution of our products and product candidates; the occurrence of adverse safety events with our products and product candidates; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of preclinical and clinical studies of our products and product candidates, including that preclinical data and early-stage clinical data may not be replicated in later-stage clinical studies; the adequacy of our capital resources and the availability of additional funding; the ability to satisfy our contractual obligations, including under our leases, convertible debt and royalty financing agreements; patent protection and third-party intellectual property claims; litigation; our operations in foreign countries; risks related to key employees, markets, economic conditions, health care reform, prices and reimbursement rates; and other risk factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

Iclusig® is a registered trademark of ARIAD Pharmaceuticals, Inc.

CONTACTS:	For Investors	For Media
	Maria Cantor	Liza Heapes
	Maria.Cantor@ariad.com	Liza.Heapes@ariad.com
	(617) 621-2208	(617) 621-2315